MICRON ENVIRO SYSTEMS, INC.

(“Micron”)

1205-789 West Pender Street

Vancouver, BC

Canada V6C 1H2

Tel: (604) 646-6903

March 14, 2007

MENV—OTCBB  USA

NDDA—Frankfurt Stock Exchange Symbol

A0J3PY—WKN # Frankfurt Stock Exchange

Initiates European Marketing Campaign

Micron Enviro Systems, Inc. (OTCBB: MENV) (Frankfurt Stock Exchange: NDDA --- WKN:A0J3PY---ISIN: US59510E2072) ("Micron" or the “Company”) is pleased to announce that Micron has initiated a new marketing plan that will  focus on European individual and institutional investors.  Micron is currently one of the most active stocks listed on the Frankfurt Exchange and management feels that starting a new marketing plan to enhance the Company’s European exposure could be very beneficial to its shareholders.  This new marketing campaign will include print material and electronic marketing through targeted websites which will complement the Company’s newly initiated marketing campaign throughout North America. Micron will also be looking to finalize hiring a European investor relations team.

Bernard McDougall, Micron’s president stated, “Micron has been making substantial progress in acquiring significant new oil sands acreage and is very confident that additional land will be acquired in the future.  Based on this, management feels that this is the best time to initiate a European marketing campaign.  Micron is currently one of the most active stocks listed on the Frankfurt Exchange.  Management feels that a properly targeted marketing campaign aimed at private and institutional investors will add more exposure to the Company and is optimistic that Micron will be able to garner even more positive market attention.  We feel that March is going to be very important month in terms of corporate growth and we are extremely excited about Micron’s future.”

Micron is an emerging oil and gas company that now has exposure to seven separate leases consisting of interests in 20.5 gross sections (13,120 acres) in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world.  Micron also has minor production from multiple conventional oil and gas wells throughout North America. A recent third party independent report stated that there is potentially $3.7 billion (gross contingent estimate) worth of oil reserves on the total acreage in which Micron has an interest in. Micron's goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. Micron continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. At this time, Micron is one of, if not the smallest, market capitalized company with multiple leases (seven) and now has positive operations underway in this world-class oil and gas producing region.  This is quite an enviable position for a company of Micron’s modest market capitalization, and therefore Micron offers tremendous leverage to one of the world’s largest oil resources.  Please visit the Company’s website for detailed maps of the locations of Micron’s prospects at www.micronenviro.com

If you have any questions, please call Micron at (604) 646-6903. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. A contingent resource is defined as those quantities of petroleum which are estimated, on a given date, to be potentially recoverable from known accumulations, but which are not currently considered to be commercially recoverable. The independent report referred to in this news release is not NI 51-101 compliant. You should independently investigate and fully understand all risks before making investment decisions. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bernard McDougall

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: (604) 646-6903

Fax:  (604) 689-1733

www.micronenviro.com